Exhibit 1.01

Super Micro Computer, Inc.
Conflict Minerals Report
For the Calendar Year Ended December 31, 2020

I. Introduction
This report for the year ended December 31, 2020 has been prepared pursuant to Rule 13p-1 and the Specialized Disclosure Report on Form SD ("Form SD") under the Securities Exchange Act of 1934 (collectively, the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold ("3TG").

If a registrant determines that 3TG are necessary to the functionality or production of products manufactured or contracted by the registrant to be manufactured, the registrant must submit a Form SD which describes the reasonable country of origin inquiry (“RCOI”) that it undertook to determine whether such necessary 3TG originated from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

If, on the basis of its RCOI, a registrant knows or has reason to believe that any of the necessary 3TG in its supply chain may have originated in any of the Covered Countries and knows they are not, or has reason to believe that they may not be, from recycled or scrap sources, the issuer must exercise due diligence on the 3TG source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

This report has been prepared by Super Micro Computer, Inc. (herein referred to as “Super Micro” the “Company,” “we,” “us,” or “our”). The information contained in this report includes the activities of all of the Company's majority-owned subsidiaries. This Report has not been subject to an independent private sector audit.

II. Company Overview
We are a global leader in high-performance, high-efficiency server technology and innovation. We develop and provide end-to-end computing solutions to the cloud computing, data center, enterprise IT, big data, HPC and embedded markets. Our solutions range from complete server, storage, blade and workstations to full racks, networking devices, server management software and technology support and services.

We conduct our operations principally from our headquarters in California and facilities of our subsidiaries in Taiwan, the Netherlands, China and Japan. We sell our server systems and subsystems and accessories through our direct sales force as well as through distributors. We are also an Original Equipment Manufacturer ("OEM") for some customers.

III. Supply Chain Overview
Our supply chain operations for our server products include sourcing, order management, manufacturing, delivery, and return. We procure components from the following four major types of suppliers:

•Manufacturers or direct suppliers;

•Contract manufacturers producing items to match specifications and standards set by us, that in some cases source independently;

•Distributors or resellers of manufactured components for other manufacturers; and

•Customers providing us certain parts and materials to be used to fulfill their orders.

Logistics and service providers were excluded from the RCOI and due diligence measures discussed below because we have concluded that they do not provide us with any products within the scope of the Rule.

As explained further below, we rely upon our suppliers and third parties to provide information on the origin, source and chain of custody of the 3TG contained in product components and materials. We do not source directly from mines or smelters any of the 3TG found in our products. We commenced 3TG due diligence in 2013.

Based on representations from our suppliers, we have determined that 3TG minerals sourcing is most frequently from smelters that procure ore from mines, and in a small number of instances from smelters that use recycled minerals. From our due diligence, around 2% of suppliers source 3TG from smelters that use 100% scrap or recycling, while 3% indicate they source 100% of 3TG from scrap or recycling.
IV. Conflict Minerals Program
We are committed to complying with Section 1502 of the Dodd-Frank Act and achieving the goal of confirming that the materials used in our products are procured from conflict-free sources. We have considered the Rule’s requirements and related due diligence recommendations from the Organization for Economic Cooperation and Development (the “OECD”), and we expect our suppliers to comply with the Code of Conduct of the Responsible Business Alliance (“RBA”) and conduct their business in accordance with our supply chain responsibility expectations, as documented in our Responsible Mineral Sourcing Statement at https://www.supermicro.com/about/policies/Supermicro_Responsible_Mineral_Sourcing_Statement.pdf.

In support of this program, we will:

a.Continue to review and potentially update our Responsible Mineral Sourcing Statement as a device for communicating current expectations to suppliers and partners. And review the terms and conditions of our vendor/supplier documents and policies to emphasize further to our goal of achieving a conflict-free supply chain;
b.Exercise due diligence with suppliers for products containing or suspected to contain 3TG (collectively referred to as “in-scope” suppliers), consistent with the OECD's Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (CAHRA), 3rd Edition and the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), and encourage our suppliers to do likewise with their suppliers;
c.Utilize common tools that allow successful organization and reporting on use of minerals, such as the Conflict Minerals Reporting Template (CMRT) and Cobalt Reporting Template (CRT) developed by the Responsible Minerals Initiative (RMI);
d.Collaborate with our suppliers and multi-stakeholder groups, including maintaining membership in the RMI and its Due Diligence Practices Team, to participate in new solutions for responsible minerals sourcing, and conduct coordinated outreach to address upstream compliance concerns;
e.Educate and train our staff and suppliers to laws and industry expectations for responsible sourcing of minerals, and continue to adjust the scope of suppliers and minerals that we conduct due diligence based upon subject minerals; and
f.Immediately bring to the attention of suppliers any reported smelters or refiners that are not third party conformant according to the Responsible Minerals Assurance Process (RMAP) process, or actively seeking RMAP assessment, and ask for alternative sourcing until those smelters or refiners become conformant.

The results of our RCOI and due diligence on the source and chain of custody of our necessary 3TG are the product of our iterative and advancing data collection process with our in-scope suppliers. This process is designed to obtain information regarding the smelters and refiners from which suppliers source 3TG minerals and to confirm the status of smelters or refiners as assessed by the RMAP to best determine the origin of the minerals.

For the 2020 reporting year, we asked suppliers that were in-scope for cobalt in the prior reporting year, as well as those in-scope for 3TG in the current reporting year, to indicate whether cobalt is present in parts provided, and if so to complete the Cobalt Reporting Template (CRT). This request resulted in completion of more than 45 supplier CRTs showing sourcing from 36 known refiners. Third party audits are being completed for cobalt refiners like those for 3TG, which companies like Supermicro can use for due diligence. One cobalt smelter was identified as high-risk, and as result we asked all subject suppliers to find an alternative to that smelter. As of this report writing, all but three suppliers have indicated no further sourcing from the concerned smelter. We will continue to push for responsible sourcing of all minerals with mining and supply chain practices that pose risk to conflict and human rights.
V. Reasonable Country of Origin Inquiry and Results
We have adopted the CMRT to conduct a Reasonable Country of Origin (RCOI) survey for in-scope suppliers. The refinement of our in-scope suppliers over the last eight years means to the best of our knowledge, all of our suppliers sourcing 3TG in 2020 have been requested to respond to the survey. The suppliers surveyed represent more than 95% of spending on our direct material/part suppliers. The percentage of CMRTs received from our in-scope suppliers during 2020 was 91%, compared with 98% in 2019 and 99% in 2018. The data on which we relied to determine the country of origin of the minerals was obtained through the survey of our suppliers, our use of RCOI information provided by the RMI and interaction with other RMI members through the Due Diligence Practices Team, as well as evidence from independent reports, such as the Mining the Disclosures (Responsible Sourcing Network, 2019).

Our in-scope supplier responses included 76 declaring 3TG mineral sourcing from Covered Countries, 68 suppliers indicating 3TG sourcing from Covered Countries is unknown, and 32 suppliers indicating they sourced 3TG from three different smelters located in Covered Countries. This shows a similar number of suppliers declaring sourcing from Covered Countries between reporting years 2019 and 2020, while a four-fold increase in suppliers indicate “unknown” between these reporting years. In addition, continuing challenges in chain of custody verification surrounding 3TG, notably with gold, create mineral source uncertainty. Therefore, after conducting our RCOI, we determined it is likely the country of origin for some of the 3TG contained in our products are Covered Countries. Given this result, we determined that the Rule requires us to exercise due diligence on the source and chain of custody of the 3TG contained in our products, using a framework that conforms to a nationally or internationally recognized due diligence framework.

VI. Due Diligence Inquiry and Results
a.Due Diligence Framework
We have exercised due diligence on the source and chain of custody of the necessary 3TG used in our products to identify minerals originating from the Covered Countries that are not from scrap or recycled sources. The design of our due diligence processes has been developed to conform to the five-step framework proposed by the OECD Guidance and the related supplements for 3TG. Our due diligence process utilizes internal tracing and review efforts, the efforts of in-scope suppliers that we collect sourcing information, and the efforts of the RMI, Responsible Jewelry Council (RJC) and the London Bullion Market Association (LBMA).

b.Limitations on Due Diligence Measures
Our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary 3TG. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary 3TG. We also rely, to a large extent, on information collected and provided by independent third-party audit programs. Such sources of information, as well as our smelters, may yield inaccurate or incomplete information.
c.Conformance with OECD Due Diligence Guidance
(i)Establishment of Strong Company Management Systems:

We have established a management system for complying with applicable conflict minerals reporting and disclosure rules. Our management system includes a Conflict Minerals Oversight Committee led by our Chief Financial Officer, and including General Counsel, Senior VP of Operations, and VP of Compliance, and a team of subject matter leads across key departments are responsible for implementing our Conflict Minerals Program. The Conflict Minerals Oversight Committee is briefed periodically about the results of our due diligence efforts and reports to the Audit Committee of our Board of Directors.

We maintain our Responsible Mineral Sourcing Statement (former Conflict Minerals Policy) that states our position on the use of conflict minerals. Our Statement has been communicated to all existing suppliers and was provided to new suppliers as part of our supplier "onboarding" process. We have provided training to our related team members. Additionally, our policy is prominently posted on our public facing website.

(ii)Identification and Assessment of Risks in the Supply Chain:

To address risk of sourcing minerals that support conflict or rights abuses, we have made reasonable efforts to identify all in-scope suppliers by conducting a supply chain survey using the CMRT; requesting our in-scope suppliers to identify smelters and refiners and countries of origin of the 3TG in products they supply to us; comparing smelters and refiners identified by our supply chain survey against the list of facilities that are identified by RMI as conformant with the RMAP assessment protocols; examining where smelters source from through the RMI’s RCOI data; and requiring suppliers to update or explain incomplete, inaccurate or outdated information on CMRTs. Furthermore, we ask all suppliers to avoid using non-compliant or non-active smelters until they can obtain a complaint or actively seeking compliance status. We look at the various categories of smelters beyond RMAP “compliant” and determine whether incremental progress is being made, or whether smelters appear to be avoiding audit. Our Responsible Mineral Sourcing Statement minimizes the potential of onboarding any new suppliers who are not conformant with the RMAP assessment protocols, and thus not in alignment with our objective of sourcing from conflict-free suppliers. We have not begun outreach to smelters in our supply chain requesting they perform a Risk Readiness Assessments (RMAP tool) if not already completed, but we plan to do so in 2021 assuming Covid-19 barriers have been reduced.

(iii)Strategic Response to Identified Risks:

We have implemented a risk mitigation response to monitor and track suppliers, smelters and refiners identified as not meeting the requirements set forth in our Responsible Minerals Sourcing Statement or contractual requirements to determine their progress in meeting our policy. We will continuously make reasonable efforts to encourage suppliers who are sourcing from non-compliant smelters to move towards the use of compliant smelters. If a supplier fails to remedy the risks identified, we will escalate the matter to the Conflict Minerals Oversight Committee to determine whether to approve or reject the supplier based on the following factors: a cost and benefit analysis; evaluation of potential risk factors; any existing competitive bids; and whether the supplier is a single source supplier to the Company. We also respond directly to smelters about identified risk, where those smelters are commonly used. Two commonly used tin smelters were contacted in this reporting cycle because they have shown unwillingness to proceed with the RMAP reassessment process.

(iv) Independent 3rd Party Audit of Smelter/Refiner’s Due Diligence Practices:

We do not independently perform direct audits of smelters or refiners. As an alternative, we consider information collected and provided by independent third-party audit programs, such as RMAP, the LBMA, and the RJC. And we perform direct outreach, and participate in industry efforts, including through the RMI, to influence smelters and refiners to voluntarily undergo the validation process under the RMAP.

(v) Report Annually on Supply Chain Due Diligence

A Form SD and a Conflict Minerals Report as an exhibit thereto are filed annually with the SEC. The Form SD and Conflict Minerals Report are also available on our website at https://ir.supermicro.com/financials/sec-filings/default.aspx.

d. Due Diligence Results
We collected 192 CMRT forms from 211 direct suppliers that we believe are in-scope for 3TG. Our efforts to collect missing CMRTs will continue. We re-reviewed our direct-material suppliers this reporting year, cross-referencing accounting/orders, approved vendors, and bills of material to identify suppliers that could be in-scope. This year, we have been able to match parts against CMRTs collected, giving us greater ability to create product-level CMRTs for customers, and stronger evidence that conflict minerals are not present in products we supply them. We estimate that 89% of our active parts are covered by current CMRTs, which covers over 7000 unique parts. Based on the responses that we received from our suppliers, we identified the following smelters and refiners in our supply chain for the 2020 reporting year:

•343 known smelters and refiners as potential sources of 3TG minerals,
•241 have been verified by the RMI to be conformant with the RMAP assessment protocols,
•23 are active (meaning they are in the process of being audited or have committed to the audit process),
•79 are validated smelters or refiners but are not conformant or active according to RMAP

Table 1 below presents, by mineral, the total number of smelters and refiners identified that are RMAP-conformant or actively seeking conformance for reporting year 2020. The percentage of conformant or in-process smelters is slightly down, but relatively similar between our 2020 and 2019 reporting. We are emphasizing with suppliers the need to communicate upstream about these problematic smelters as well as alternatives for using them.

Table 1 - Smelters and Refiners Verified as RMAP-Conformant or actively seeking conformance by Mineral for reporting year 2020.

	Total Smelters and Refiners by Mineral	Number Conformant or In Process
Gold	177	112
Tantalum	37	37
Tin	82	54
Tungsten	47	38

See Appendix I for a list, by name, of validated smelters and refiners found within our supply chain in reporting year 2020.

Supermicro’s stated policy is that all suppliers must directly or indirectly source 3TG from RMAP conformant (including cross-recognized) smelters. This remains an unachieved goal, where at least 79 smelters reported are not RMAP conformant. We are closer to reaching a separate goal of stopping sourcing from smelters that are “highest risk” for conflict minerals because they lack safeguards. We have compared risk assessments with other companies, including members of the Due Diligence Practices Team in the RMI, and hold a small number of gold smelters to be highest risk. In reporting year 2019, we had eighteen suppliers report one or more of these highest risk smelters, in reporting year 2020 we have six suppliers report using. As we did in reporting year 2019, we have communicated to subject suppliers our expectation they execute a plan of action to remove these smelters.

The CMRTs we received indicate that 76 direct suppliers have 3TG sourcing from the Democratic Republic of Congo or an adjoining country. The CMRTs also show 58 direct suppliers have 3TG sourcing from CAHRA countries. The indicative list of CAHRAs created by a European Union project was our point of comparison, found here: https://www.cahraslist.net/cahras. Our goal, like other responsible sourcing companies, is to assure transparent and ethical sourcing from all locations, including those with greater risk of conflict or human rights abuse. Legitimate mining and sourcing assists with economic development that can enhance social progress that reduces these very risks.

Chart 1 - Countries where smelters and refiners of 3TG within our supply chain are located.

VII. Conclusion
The smelters and refiners listed in Appendix I represent the source of 3TG used in our products or production process according to our due diligence. The third-party audits supporting the RMAP process, information our suppliers otherwise obtain and report in their CMRTs, and RCOI data provided by the RMI, establish our best understanding of the source of minerals further upstream for smelters and refiners. We are confident 3TG used in our products comes from Covered Countries given the number of suppliers reporting 3TG sourcing from these locations, but we cannot say with certainty whether any sourced materials are conflict minerals, meaning they support armed conflict or human rights abuses. It is undeterminable for this reporting year. Through due diligence progress we make each year, it is our belief risk is reduced. Given the large number smelters in our supply chain that are RMAP conformant; the smelters we have in common with companies who are capable of due diligence upstream from smelters and refiners, we see no evidence that sourcing in our supply chains benefits directly or indirectly armed groups.

VIII. Due Diligence Process Improvement Efforts

We plan to continue improvements efforts within our conflict minerals program, due to the level of complexity of our products, our downstream position in these supply chain, and continuing risk of conflict minerals. We intend to take the following steps to continue to improve our due diligence measures and to further mitigate the risk that trade in the conflict minerals contained in our products could benefit armed groups in Covered Countries:

a.Use the tools created by multi-stakeholder efforts that increase upstream due diligence and examine impact, including the risk areas and indicators being developed in the OECD’s forthcoming Monitoring and Evaluation Framework for their five-step Due Diligence Guidance.

b.We will continue to review the practical implementation of blockchain pilot programs like the Responsible Sourcing Blockchain Network (RSBN), and decide whether participation will add visibility to upstream mineral transactions that advance due diligence.

c.Continue to focus our efforts on collaborating with industry peers through our membership in the RMI to improve the systems of transparency and control in our supply chain, including through our use of the latest revision of the CMRT in connection with our RCOI of our supply chain.

d.As we did twice in 2020, continue to partner with others on joint-trainings in an effort to collaboratively increase knowledge of conflict minerals, alternatives to non-compliant smelters, and new transparency initiatives like RSBN.

e.Examine our support instruments, like software vendors, to refine the process for conducting follow-up with our surveyed suppliers to more effectively resolve incomplete, inaccurate or outdated responses in their surveys.

FORWARD LOOKING STATEMENTS
This Specialized Disclosure Report on Form SD and any exhibits hereto contain “forward-looking statements” about our plans, intentions, forecasts and other expectations concerning the Company's future actions to engage contract manufacturers, to identify to the extent possible the source of conflicts minerals in its products and to take other actions regarding its product sourcing. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. In some cases, you can identify forward-looking statements by terminology including “would,” “could,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms or other comparable terminology. Risks and uncertainties that could cause actual actions or results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for conflict minerals, the possibility of inaccurate information, fraud and other irregularities, inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers, third-party audit programs or others. In addition, you should specifically consider various factors contained in our filings with the SEC, including those factors discussed under the caption “Risk Factors” in such filings. These factors may cause our actual results to differ materially from those anticipated or implied in the forward-looking statements. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DOCUMENTS INCORPORATED BY REFERENCE
Unless otherwise expressly stated herein, no documents, third-party materials or references to websites (including Super Micro's) are incorporated by reference in, or to be considered to be a part of, this Conflict Minerals Report.

Appendix I
Smelters and Refineries Reported by Suppliers

SoR ID	Name	Country	Metal
CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Gold
CID002857	Modeltech Sdn Bhd	MALAYSIA	Gold
CID000778	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	Gold
CID002282	Morris and Watson	NEW ZEALAND	Gold
CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	Gold
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Tin
CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	Gold
CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Gold
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Tin
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Tin
CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Gold
CID002756	Super Ligas	BRAZIL	Tin
CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	Gold
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Gold
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Gold
CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Gold
CID001056	Lingbao Gold Co., Ltd.	CHINA	Gold
CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Tin
CID002180	Yunnan Tin Company Limited	CHINA	Tin
CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Tin
CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Tantalum
CID001869	Taki Chemical Co., Ltd.	JAPAN	Tantalum
CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Tantalum
CID002847	PRG Dooel	MACEDONIA	Tantalum
CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Tantalum
CID001891	Telex Metals	UNITED STATES OF AMERICA	Tantalum
2GDM04128	PT Prima Timah Utama	INDONESIA	Tin
CID001508	QuantumClean	UNITED STATES OF AMERICA	Tantalum
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Tin
CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Tin
CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Tin
CID003379	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Tin
CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	Tin
CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Tantalum
CID002500	Melt Metais e Ligas S.A.	BRAZIL	Tin
CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Tin
CID002774	Metallo Spain S.L.U.	SPAIN	Tin
CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Tin
CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Tin
CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Tin
CID001337	Operaciones Metalurgicas S.A.	BOLIVIA	Tin

CID001173	Mineracao Taboca S.A.	BRAZIL	Tin
CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Tin
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Tin
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Tin
CID001191	Mitsubishi Materials Corporation	JAPAN	Tin
CID001070	China Tin Group Co., Ltd.	CHINA	Tin
CID000468	Fenix Metals	POLAND	Tin
CID000402	Dowa	JAPAN	Tin
CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Tin
CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Tin
CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Tin
CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Tin
CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Tantalum
CID002502	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Tungsten
CID002773	Metallo Belgium N.V.	BELGIUM	Tin
CID001898	Thaisarco	THAILAND	Tin
CID000292	Alpha	UNITED STATES OF AMERICA	Tin
2GDM04143	PT Rajehan Ariq	INDONESIA	Tin
2GDM04146	PT Menara Cipta Mulia	INDONESIA	Tin
2GDM04149	PT Rajawali Rimba Perkasa	INDONESIA	Tin
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Tin
CID000438	EM Vinto	BOLIVIA	Tin
CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Tungsten
CID002541	H.C. Starck Tungsten GmbH	GERMANY	Tungsten
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Tungsten
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Tungsten
CID002312	Guangdong Jinding Gold Limited	CHINA	Gold
CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	Gold
CID001032	L'azurde Company For Jewelry	SAUDI ARABIA	Gold
CID001562	SAMWON METALS Corp.	KOREA, REPUBLIC OF	Gold
CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Gold
CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Gold
CID002703	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Tin
CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	Gold
CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Gold
CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	Gold
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Gold
CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Gold
CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	Gold
CID003208	Pongpipat Company Limited	MYANMAR	Tin
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Tantalum
CID003461	Augmont Enterprises Private Limited	INDIA	Gold
CID003463	Kundan Care Products Ltd.	INDIA	Gold
1GDM01000	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Gold
CID001758	Soft Metais Ltda.	BRAZIL	Tin
CID000092	Asaka Riken Co., Ltd.	JAPAN	Tantalum

1GDM04072	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Gold
1GDM04073	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Gold
1GDM04074	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Gold
1GDM04075	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Gold
1GDM04094	Alexy Metals	UNITED STATES OF AMERICA	Gold
1GDM04105	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Gold
1GDM04152	Sellem Industries Ltd.	MAURITANIA	Gold
1GDM04153	MD Overseas	INDIA	Gold
1GDM04166	Metallix Refining Inc.	UNITED STATES OF AMERICA	Gold
1GDM04176	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Gold
2GDM04071	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Tin
4GDM04163	Artek LLC	RUSSIAN FEDERATION	Tungsten
CID002641	China Molybdenum Co., Ltd.	CHINA	Tungsten
2GDM02277	CRM Synergies	SPAIN	Tin
CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA	Gold
2GDM03565	PT Timah Nusantara	INDONESIA	Tin
CID003383	Sovereign Metals	INDIA	Gold
CID003468	Cronimet Brasil Ltda	BRAZIL	Tungsten
CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Tungsten
CID003417	GEM Co., Ltd.	CHINA	Tungsten
CID003186	Gold Coast Refinery	GHANA	Gold
CID002893	JALAN & Company	INDIA	Gold
CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Tungsten
CID003449	PT Mitra Sukses Globalindo	INDONESIA	Tin
CID003382	CGR Metalloys Pvt Ltd.	INDIA	Gold
CID000180	Caridad	MEXICO	Gold
1GDM04090	K.A. Rasmussen	NORWAY	Gold
CID002588	Shirpur Gold Refinery Ltd.	INDIA	Gold
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Gold
CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Gold
CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	Gold
CID002587	Tony Goetz NV	BELGIUM	Gold
CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Gold
CID003205	PT Bangka Serumpun	INDONESIA	Tin
CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Gold
CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Gold
2GDM01230	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Tin
CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Tin
CID003409	Precious Minerals and Smelting Limited	INDIA	Tin
CID002567	Sudan Gold Refinery	SUDAN	Gold
CID003185	African Gold Refinery	UGANDA	Gold
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Tantalum
CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Tantalum
CID002539	KEMET Blue Metals	MEXICO	Tantalum
CID001955	Torecom	KOREA, REPUBLIC OF	Gold
CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Gold

CID001498	PX Precinox S.A.	SWITZERLAND	Gold
CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Gold
CID002582	REMONDIS PMR B.V.	NETHERLANDS	Gold
CID002919	Planta Recuperadora de Metales SpA	CHILE	Gold
CID002973	Safimet S.p.A	ITALY	Gold
CID002842	Jiangxi Tuohong New Raw Material	CHINA	Tantalum
CID002505	FIR Metals & Resource Ltd.	CHINA	Tantalum
CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Tantalum
CID002100	Yamakin Co., Ltd.	JAPAN	Gold
CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Gold
CID003195	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Gold
CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Gold
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Gold
CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Gold
CID002516	Singway Technology Co., Ltd.	TAIWAN	Gold
CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Gold
CID002761	SAAMP	FRANCE	Gold
CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Gold
CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Gold
CID001076	LSM Brasil S.A.	BRAZIL	Tantalum
CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Gold
CID002606	Marsam Metals	BRAZIL	Gold
CID002762	L'Orfebre S.A.	ANDORRA	Gold
CID002850	AU Traders and Refiners	SOUTH AFRICA	Gold
CID002863	Bangalore Refinery	INDIA	Gold
CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Gold
CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Gold
CID002763	8853 S.p.A.	ITALY	Gold
CID001200	NPM Silmet AS	ESTONIA	Tantalum
1GDM02335	Faggi Enrico S.p.A.	ITALY	Gold
CID001182	Minsur	PERU	Tin
CID001460	PT REFINED BANGKA TIN	INDONESIA	Tin
CID001482	PT Timah Tbk Mentok	INDONESIA	Tin
CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Gold
CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Gold
CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Gold
CID002290	Safina a.s.	CZECHIA	Gold
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Tungsten
CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Gold
CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Gold
CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Tungsten
CID001477	PT Timah Tbk Kundur	INDONESIA	Tin
CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Tin
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Tin
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Tin

CID001352	PAMP S.A.	SWITZERLAND	Gold
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Tantalum
CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Tantalum
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Tantalum
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Gold
CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Gold
CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Gold
CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Tantalum
CID000456	Exotech Inc.	UNITED STATES OF AMERICA	Tantalum
CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Tantalum
CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Tantalum
CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Gold
CID002549	H.C. Starck Ltd.	JAPAN	Tantalum
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Tantalum
CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Tantalum
CID002558	Global Advanced Metals Aizu	JAPAN	Tantalum
CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Tantalum
CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Tantalum
CID000460	F&X Electro-Materials Ltd.	CHINA	Tantalum
CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Gold
CID001534	Royal Canadian Mint	CANADA	Gold
CID001259	Nihon Material Co., Ltd.	JAPAN	Gold
CID002544	H.C. Starck Co., Ltd.	THAILAND	Tantalum
CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Gold
CID002003	Valcambi S.A.	SWITZERLAND	Gold
CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Tungsten
CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Tungsten
CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	Tantalum
CID001539	Rui Da Hung	TAIWAN	Tin
CID001399	PT Artha Cipta Langgeng	INDONESIA	Tin
CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Gold
CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Gold
CID001153	Metalor Technologies S.A.	SWITZERLAND	Gold
CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Gold
CID001188	Mitsubishi Materials Corporation	JAPAN	Gold
CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Gold
CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Gold
CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Gold
CID001761	Solar Applied Materials Technology Corp.	TAIWAN	Gold
CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Gold
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Gold
CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Tantalum
CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Gold
CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Tungsten

CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Tungsten
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Tungsten
CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Tungsten
CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Tungsten
CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Tungsten
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Tungsten
CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Tungsten
CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Tungsten
CID000825	Japan New Metals Co., Ltd.	JAPAN	Tungsten
CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Tungsten
CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	Tungsten
CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Tungsten
CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Tungsten
CID003408	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Tungsten
CID002314	Umicore Precious Metals Thailand	THAILAND	Gold
CID002129	Yokohama Metal Co., Ltd.	JAPAN	Gold
CID002580	T.C.A S.p.A	ITALY	Gold
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Tungsten
CID003407	Lianyou Metals Co., Ltd.	TAIWAN	Tungsten
CID002778	WIELAND Edelmetalle GmbH	GERMANY	Gold
CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Tungsten
CID002543	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Tungsten
CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	Tungsten
CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Tungsten
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Tungsten
CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Gold
CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Tin
1GDM01140	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	Gold
2GDM03078	VQB Mineral and Trading Group JSC	VIETNAM	Tin
CID002858	Modeltech Sdn Bhd	MALAYSIA	Tin
2GDM04121	PT Babel Surya Alam Lestari	INDONESIA	Tin
CID000004	A.L.M.T. Corp.	JAPAN	Tungsten
CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Gold
CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Gold
CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Gold
CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Gold
CID000113	Aurubis AG	GERMANY	Gold
CID000694	Heimerle + Meule GmbH	GERMANY	Gold
CID000924	Asahi Refining Canada Ltd.	CANADA	Gold
CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Gold
CID000189	Cendres + Metaux S.A.	SWITZERLAND	Gold
CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Gold
CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	Gold
CID000264	Chugai Mining	JAPAN	Gold

CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Gold
CID001453	PT Mitra Stania Prima	INDONESIA	Tin
CID000077	Argor-Heraeus S.A.	SWITZERLAND	Gold
CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Gold
2GDM04144	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Tin
CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Gold
CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Gold
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Gold
CID000233	Chimet S.p.A.	ITALY	Gold
CID000814	Istanbul Gold Refinery	TURKEY	Gold
CID000157	Boliden AB	SWEDEN	Gold
CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Gold
CID000401	Dowa	JAPAN	Gold
CID000082	Asahi Pretec Corp.	JAPAN	Gold
CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Gold
CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Gold
CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Gold
CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Gold
CID000090	Asaka Riken Co., Ltd.	JAPAN	Gold
CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	Gold
CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Gold
CID000823	Japan Mint	JAPAN	Gold
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Gold
CID000957	Kazzinc	KAZAKHSTAN	Gold
CID000855	Jiangxi Copper Co., Ltd.	CHINA	Gold
CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Gold
CID000176	C. Hafner GmbH + Co. KG	GERMANY	Gold
CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Gold
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Gold
CID001113	Materion	UNITED STATES OF AMERICA	Gold
CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	Gold
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Gold
CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Gold
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Gold
CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Tungsten
2GDM03950	PT Lautan Harmonis Sejahtera	INDONESIA	Tin
CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Gold
CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Gold
2GDM04130	PT Stanindo Inti Perkasa	INDONESIA	Tin
2GDM04134	CV Venus Inti Perkasa	INDONESIA	Tin
2GDM04116	PT Aries Kencana Sejahtera	INDONESIA	Tin
2GDM04132	PT Tinindo Inter Nusa	INDONESIA	Tin
2GDM04124	PT Bukit Timah	INDONESIA	Tin

2GDM04120	PT Babel Inti Perkasa	INDONESIA	Tin
2GDM04138	CV Ayi Jaya	INDONESIA	Tin
2GDM04139	PT Sukses Inti Makmur	INDONESIA	Tin
CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Gold
CID002765	Italpreziosi	ITALY	Gold
CID003387	Luna Smelter, Ltd.	RWANDA	Tin
CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Gold
CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	Gold
CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Gold
CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Gold
CID002853	Sai Refinery	INDIA	Gold
CID002872	Pease & Curren	UNITED STATES OF AMERICA	Gold
CID002865	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	RUSSIAN FEDERATION	Gold
CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Tungsten
CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Gold
CID000448	Estanho de Rondonia S.A.	BRAZIL	Tin
1GDM00020	N.E.Chemcat Corporation	JAPAN	Gold
1GDM00045	MK Electron co., Ltd.	KOREA, REPUBLIC OF	Gold
1GDM02262	Bauer Walser AG	GERMANY	Gold
1GDM03339	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Gold
2GDM00300	Nathan Trotter & Co., Inc.	UNITED STATES OF AMERICA	Tin
2GDM00527	GuangDong Jiatian Stannum Products Co., Ltd	CHINA	Tin
2GDM00721	Shangrao Xuri Smelting Factory	CHINA	Tin
2GDM03270	PT Cipta Persada Mulia	INDONESIA	Tin
2GDM03486	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Tin
4GDM00811	Nanchang Cemented Carbide Limited Liability Company	CHINA	Tungsten
CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Tungsten
CID002833	ACL Metais Eireli	BRAZIL	Tungsten
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Tungsten
CID002845	Moliren Ltd.	RUSSIAN FEDERATION	Tungsten
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Tungsten
CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Tungsten
CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Gold
CID001175	Mineracao Taboca S.A.	BRAZIL	Tantalum